UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

April 21, 2026

Okta, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38044	26-4175727
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 First Street, Suite 600

San Francisco, California 94105

(Address of principal executive offices)

(888) 722-7871

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OKTA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 22, 2026, Okta, Inc. (the “Company”) announced that Larissa Schwartz intends to leave her role as Chief Legal Officer and Corporate Secretary effective as of July 31, 2026.

In connection with Ms. Schwartz’s expected departure, the Company and Ms. Schwartz have entered into a transition and separation agreement dated April 21, 2026, pursuant to which she will (i) continue employment in her current role through July 31, 2026 and be paid her current annual base salary and (ii) thereafter continue employment as a senior advisor to the Company through January 31, 2027 and be paid a base salary of $21,483 per month. During her continued employment through January 31, 2027, Ms. Schwartz will also continue to be eligible for benefits and vest into Company equity awards in accordance with their terms. In addition, Ms. Schwartz will be eligible to receive a lump-sum severance payment equal to nine months of her current base salary, subject to her execution and non-revocation of a release of claims.

The foregoing summary of the material terms of the transition and separation agreement with Ms. Schwartz is qualified in its entirety by the complete terms of the agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending April 30, 2026.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 22nd day of April 2026.

Okta, Inc.

By:	/s/ Brett Tighe
Name:	Brett Tighe
Title:	Chief Financial Officer
(Principal Financial Officer)